Exhibit 10.37

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT (hereinafter “Second Amendment”) is made and entered in this 9th day of September, 2022 by and between Soflo 111 Properties, LLC (hereinafter “Landlord”) and Doctors Scientific Organica, LLC (hereinafter “Tenant”).

RECITALS

WHEREAS, Scientific Real Estate Holdings, LLC and Tenant entered into a Commercial Lease for the property known as 1210 W. 13th Street, Riviera Beach, Palm Beach County, FL 33404 (hereinafter the “Property”) on September 1, 2018 and a First Amendment to Commercial Lease on May 1, 2021, and

WHEREAS, the afore described lease and first amendment were assigned to Landlord by assignment of lease dated November 17, 2021 (the Commercial Lease Agreement and all amendments and addenda thereto are hereinafter collectively referred to as the “Lease”); and

WHEREAS, Landlord and Tenant wish to fun her modify the Lease.

NOW, THEREFORE, in consideratior: of the promises, covenants and undertakings hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1)	The above recitals are true and correct and incorporated herein.

2)	Rent shall be reduced by the sum of $500.00 per month.

3)	Tenant will register its own user account with the City of Riviera Beach utility department and will be responsible to pay the water bill for the Property.

4)	Except as amended by this Second Amendment, all of the terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the Landlord and Tenant have respectively signed and sealed this Second Amendment as of the day and year first written above.

WITNESS:	LANDLORD:

Soflo 111 Properties, LLC

/s/	By:	/s/ Joseph Xiras
Joseph Xiras, Manager

TENANT:

Doctors Scientific Organica, LLC

/s/	By:	/s/ Darren Minton
Darren Minton, Chief Executive Officer